                                                                   EXHIBIT 10.19
12/28/95
                         MASTER TOWER LEASE AGREEMENT

     This Agreement, made this 29th day of DECEMBER, 1995, between ROBERT A. CROWN, d/b/a CROWN COMMUNICATIONS, with its principal mailing address of Penn Center West III, Building #3, Suite 29, Pittsburgh, PA 15276, hereinafter designated "CROWN" and Cellco Partnership, a Delaware General Partnership, d/b/a Bell Atlantic NYNEX Mobile, Pittsburgh SMSA, L.P., and PA RSA 6 (II) referred to hereinafter by name or individually and collectively as "BANM ", with its principal offices at 180 Washington Valley Road, Bedminster, New Jersey 07921, hereinafter designated "BANM".

WITNESSETH

     WHEREAS, Cellco Partnership, a Delaware General Partnership, d/b/a Bell Atlantic NYNEX Mobile, Pittsburgh SMSA, L.P.,and PA RSA 6 (II) are related entities, each of which operates in different areas to which this Master Tower Lease Agreement may be applicable. They enter into this Master Tower Lease Agreement in order to indicate their agreement to the terms and conditions contained herein. It is the intention and understanding of CROWN and BANM that individual Lease Supplements, as that term is defined hereinafter, shall be entered into by only one of the following, Cellco Partnership, d/b/a Bell Atlantic NYNEX Mobile, Pittsburgh SMSA, L.P.,and PA RSA 6 (II), as determined solely by the BANM.

     WHEREAS, BANM desires to lease space on certain towers owned by CROWN; and

     WHEREAS, CROWN and BANM are desirous of establishing terms and conditions which will apply to multiple sites which are to be leased by or presently being leased by CROWN to BANM,

     In consideration of the mutual covenants contained herein, as well as the mutual covenants contained in the companion "Master Tower Lease Agreement" in which CROWN herein is the Lessee therein and BANM herein is Lessor therein, which is being executed contemporaneously with this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

     1. CROWN hereby leases to BANM that certain space on one or more of CROWN's towers, if space is available and the proposed installation is structurally and frequency compatible, together with land for the installation of BANM's equipment building(s) or equipment cabinet(s) or space within CROWN's equipment building for the installation of BANM's equipment and together with a non-exclusive right for ingress and egress, seven (7) days a week, twenty-four
(24) hours a day, on foot or motor vehicle, including trucks and for the installation and maintenance of utility wires, poles, cables, conduits and pipes over, under or along a right of way over CROWN's Property from the nearest public right-of-way to the leased premises. Said space on CROWN's tower, parcel of land for equipment building and right-of-way are collectively referred to hereinafter as the "Property". The specific location, description and size of the Property for each particular site will be described on one or more supplements to this Agreement which CROWN and BANM shall prepare upon BANM's decision to occupy a particular property and pursuant to which the specific described Property will be leased by CROWN to BANM, for the purposes described herein. The form of such supplement is attached hereto as Exhibit "A" to the Master. Upon the communication by BANM to CROWN of the decision of BANM to lease particular Property, CROWN shall within ten (10) days of such communication provide BANM with the latitudes and longitudes of the Property and all other information necessary to complete the supplement in each instance. The supplement shall become effective upon its execution by both CROWN and BANM. The terms and conditions of this Agreement shall apply to each said supplement, whether executed simultaneously with this Agreement or subsequent to it.

  In the event any public utility is unable to use the right-of-way described in the supplement, CROWN hereby agrees to grant, if available, an additional right-of-way either to BANM or to the public utility at no cost to BANM.

  All future tenants of CROWN's tower will be obligated to comply with all interference requirements as outlined in Paragraph 9 herein.

  Should BANM install its equipment in CROWN's equipment building, CROWN will be responsible for supplying all emergency power to BANM or, at CROWN's discretion, additional space within the building at no additional charge to allow BANM to place its own generator. BANM will be responsible for supplying heating, air conditioning, air conditioning distribution, cable trays, utilities, utility meter or sub-meter.

  BANM and CROWN agree that BANM shall have the right to replace the equipment described in the supplement with similar and comparable equipment.

  2. The term of this Agreement shall be twenty-five (25) years after which term, the terms and conditions shall survive and govern any remaining supplements until their termination.

  3. Each Property leased by CROWN to BANM pursuant to an applicable supplement shall be leased with the commencement date as of the first (1st) day of the month in which BANM is granted a building permit by the governmental agency charged with issuing such permits for the Property unless otherwise indicated in the supplement. In the event that a building permit is not required by the said governmental agency, then the commencement date of each applicable supplement shall be defined as the date of execution by both Parties of the applicable supplement. The initial term for each supplement shall be for five (5) years and shall be subject to extension as provided in this Agreement.

  4. The term of each particular supplement shall automatically be extended for four (4) additional five (5) year terms unless BANM terminates it at the end of the then current term by giving CROWN written notice of the intent to terminate at least six (6) months prior to the end of the then current term. Notwithstanding the foregoing, if CROWN's rights in the Property are derived from a prime lease with a third party and such prime lease has a shorter term or extension terms than those provided for under this Paragraph, then BANM's right to extend any particular supplement shall only be for as long as CROWN has the right to extend its interest in the same applicable Property. BANM shall have the right to terminate any supplement on the annual anniversary of said supplement provided CROWN is given thirty (30) days written notice. Notwithstanding the extension provisions contained herein, there shall be no option to extend the term of any supplement following termination of this Agreement.

  5.  The annual rental shall be paid in equal monthly installments on the first
(lst) day of each month, in advance, to CROWN or such other person, firm or place as CROWN may, from time to time, designate in writing at least thirty (30) days in advance of any rental payment date. The amount of the annual rental shall be that amount as defined on Exhibit "D" attached hereto and made a part hereof.

      The annual rental for the first (1st) five (5) year extension term and each and every extension thereafter, shall be adjusted by a formula as follows:

[*]

[*]

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

[*]


  The Parties agree that the properties presently leased to BANM by CROWN as listed in Exhibit "B" to the Master attached hereto and made a part hereof, shall be governed by the terms and conditions of this Agreement. Upon execution of this Agreement, the amount of the annual rental payments, including any back rent that has not yet been paid as of the execution date of this Master Agreement, shall be that amount as calculated in accordance with, and as defined on Exhibit "D" to the Master attached hereto and made a part hereof.

  6. BANM shall use the Property for the purpose of constructing, maintaining and operating a Communications Facility and uses incidental thereto together with all necessary connecting appurtenances. CROWN shall provide a security fence around the existing improvements at the Property. All improvements to the Property resulting from BANM's use shall be at BANM's expense. BANM will maintain the Property in a reasonable condition. It is understood and agreed that BANM's ability to use the Property is contingent upon its obtaining after the execution date of this Agreement all of the certificates, permits, F.C.C. approvals for full power usage and other approvals that may be required by any Federal, State or Local authorities which will permit BANM use of the Property as set forth above. CROWN and BANM agree that CROWN, at CROWNS expense, shall obtain the building permit in CROWN's name, for the initial BANM installation that might be required for the Property. After the initial BANM installation, BANM shall be responsible for obtaining at BANM's own expense, building permits for any changes to the Property to be made by BANM. In the event CROWN determines that no building permit is required, CROWN shall indemnify, defend and hold BANM harmless against any claim of liability or loss, including reasonable attorney's fees and costs, resulting from the failure to obtain a building permit and BANM reserves the right to obtain a building permit on its own, at BANM's expense. CROWN shall cooperate with BANM's use of the Property as set forth above. CROWN shall cooperate with BANM in its effort to obtain such approvals and shall take no action which would adversely affect the status of the Property with respect to the proposed use thereof by BANM. In the event that any of such applications should be finally rejected or any certificate, permit, license or approval issued to BANM is canceled, expires, lapses, or is otherwise withdrawn or terminated by governmental authority so BANM in its sole discretion will be unable to use the Property for its intended purposes, BANM shall have the right to terminate the supplement concerning the affected Property. Notice of BANM's exercise of its right to terminate shall be given to CROWN in writing by certified mail, return receipt requested, and shall be effective upon the mailing of such notice by BANM. All rentals paid to said termination date shall be retained by CROWN. Upon such termination, such supplement shall become null and void and the Parties shall have no further obligations including the payment of money, to each other.

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

  7. CROWN agrees BANM shall have free access to CROWN's tower at all times for the purpose of installing and maintaining BANM's equipment and in circumstances in which BANM's equipment is located within CROWN's tower equipment building, CROWN further agrees to give BANM free ingress and egress to CROWN's tower equipment building during the continuation of the supplement and any renewals thereof. BANM, at BANM's sole expense, shall have the option of structurally upgrading or replacing CROWN's communications facility to accommodate BANM's tenancy of the Property, however, CROWN reserves the right to approve any and all changes and shall retain ownership of the structure including any and all structural modifications and support structures except for BANM's antennas and cables, throughout the terms of any supplement and this Agreement. In the event BANM chooses to upgrade or replace CROWN's communications facility, CROWN will be guaranteed by BANM that CROWN will not experience any down time in CROWN's operation and BANM will indemnify and reimburse CROWN for any and all claims of liability or losses by CROWN or any third party resulting from any such down time in CROWN's operation. CROWN shall furnish BANM with necessary keys for the purpose of ingress and egress to the said site and tower location. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of BANM or persons under their direct supervision will be permitted to enter said Property.

  8. It is further understood and agreed CROWN must approve of the installation contractor or personnel chosen by BANM to install, maintain and operate the equipment, said approval by CROWN shall be made within ten (10) business days of BANM's submission of said installation contractor or personnel. Said installation, maintenance and operation will in no way damage or interfere with CROWN's use of the Tower, antennas and appurtenances. If damage or interference is caused by BANM, and BANM fails to make such repairs within twenty four (24) hours after notice by CROWN, CROWN may make the repairs and the reasonable costs thereof shall be payable to CROWN by BANM on demand. If BANM does not make payment to CROWN within thirty (30) days after such demand, CROWN shall have the right to declare this Agreement in default and terminate the same without any further notice or demand to BANM. CROWN's approval of the installation contractor or personnel shall not be unreasonably withheld or delayed. CROWN covenants that it will keep the Tower in good repair as required by federal law H.R. 6180/S.2882, the Telecommunications Authorization Act of 1992 including amendments to Sections 303(q) and 503(b) (5) of the Communications Act of 1934. CROWN shall also comply with all rules and regulations enforced by the Federal Communications Commission with regard to the lighting, marking and painting of towers. If CROWN fails to make such repairs immediately after notice by BANM, BANM may make the repairs and the reasonable costs thereof shall be payable to BANM by CROWN on demand. If CROWN does not make payment to BANM within thirty
(30) days after such demand, BANM shall have the right to deduct the costs of the repairs from the succeeding monthly rental amounts normally due from BANM to CROWN.

  Notwithstanding anything to the contrary contained elsewhere in this Agreement, with respect to work to be performed on or installations on the Tower, CROWN shall have the right of first refusal to meet any bona fide bid received by BANM to perform such work upon the same terms and conditions as set forth in the bid, provided however that CROWN has an executed construction agreement with BANM at the time of the bid offer. CROWN shall have seven (7) days after the submission of such bid by BANM to notify BANM whether CROWN intends to meet such bid and perform the work in accordance with the bid. In the event CROWN does not notify BANM within such time, BANM may proceed to contract with another party subject to CROWN's reasonable approval of such contractor. Additionally, CROWN shall have the right to bid on such tower work without awaiting the submission of a bona fide third party bid, utilizing its most recent awarded competitive project rates, which bid BANM, at its option, may accept or decline. At its option, BANM shall have the right to furnish any and all materials with respect to tower work as long as they are in compliance with the other terms of this Agreement.

  All work performed by CROWN on the Property shall be subject to inspection by BANM in order to ensure compliance with the scope of work that is to be provided. BANM shall comply with all specifications with regard to construction, radio frequency and installation on CROWN's tower as outlined in Exhibit "C" to the Master attached hereto and made a part hereof.

     No materials may be used in the installation of the antennas or transmission lines that will cause corrosion or rust or deterioration of the Tower structure or its appurtenances.

     Each antenna must be identified by color coding or a metal tag fastened securely to its bracket on the Tower and each transmission line is to be tagged at the conduit opening where it enters the equipment building.

     9. BANM agrees to have installed transmitting and receiving equipment of the type and frequency which will not cause measurable interference as defined by the F.C.C. to CROWN, other lessees of the Premises or neighboring landowners. In the event BANM's equipment causes such interference BANM will take all steps necessary to correct and eliminate the interference. CROWN agrees that any future tenants of the premises who take possession after the date of execution of the supplement will have installed transmitting and receiving equipment of the type and frequency which will not cause measurable interference as defined by the F.C.C. In the event any future tenant's equipment causes interference, CROWN will see that said tenant take all steps necessary to correct and eliminate the interference and said tenant ceases operation until said interference is eliminated.

     10. BANM agrees to maintain the antennas, transmission lines and other appurtenances, in proper operating condition and maintain same as to appearance and safety.

     11. All installations and operation in connection with this Agreement by BANM shall meet with all applicable rules and regulations of the Federal Communications Commission ("F.C.C."), Federal Aviation Agency and all applicable codes and regulations of the township, county and state concerned. Under this Agreement, CROWN assumes no responsibility for the licensing, operation, and/or maintenance of BANM's radio equipment.

     12. BANM shall indemnify and hold CROWN harmless against any claim of liability or loss from personal injury or property damage resulting from or arising out of its use and occupancy of the Property by BANM, its servants or agents, excepting, however, such claims or damages as may be due to or caused by the acts of CROWN, or its servants or agents.

     13. The Parties hereby waive any and all rights of action for negligence against the other which may hereafter arise on account of damage to the Premises or to property, resulting from any fire, or other casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the Parties, or either of them. BANM shall maintain at its own expense during the term of the Agreement or any supplement, general liability insurance with a combined single limit of Five Million ($5,000,000.00) Dollars for bodily injury and property damage. Coverage shall include Independent Contractors Liability. At execution of this Agreement, BANM shall provide a Certificate of Insurance to CROWN, evidencing CROWN as an additional insured and which shall contain a provision for thirty (30) day notice of cancellation or material change to CROWN. BANM shall also maintain Auto Liability insurance in an amount no less than One Millions ($1,000,000.00) Dollars combined single limit for Bodily Injury and/or Property Damage claims. BANM must also maintain statutory Workers Compensation Insurance and Employee's Liability for One Million ($1,000,000.00) Dollars.

     All insurers will be Best Rated AX or better.

     14. BANM shall pay as additional rent any increase in real estate taxes levied against the leased Property which are directly attributable to the improvements constructed or installed by BANM.

     15. CROWN and BANM acknowledge that they will be entering into one other "Master Tower Lease Agreement" in which CROWN herein is Lessee therein and BANM herein is Lessor therein, which will be executed contemporaneously with this Agreement. The Parties agree that any default or breach of any other such Agreement shall be considered a default or breach of this Agreement. In the event of a material default or breach of this Agreement, the other Party may, in addition to any other remedies available at law or in equity, declare both "Master Tower Lease Agreements" null and void. However, neither Party shall have the right to declare a default or breach on the part of the other Party or to terminate or declare null and void the Master Tower Lease Agreements until the alleged defaulting Party has had an opportunity to cure as hereinafter set forth. The non-defaulting Party shall provide to the other Party notice setting forth the nature and extent of the default. In the event of a monetary default, the default must be cured within ten (10) days after notice of the same. In the event of a non-monetary default, the defaulting Party shall have thirty (30) days to cure the same, or such extended period as may be required to cure such default provided the defaulting Party commences the cure within the said thirty
(30) day period and thereafter continuously and diligently pursues the cure to completion.

     16. BANM, upon termination of the Agreement or the applicable supplement, shall, within a reasonable period, remove its equipment, personal property and all fixtures and restore the Property to its original condition, reasonable wear and tear excepted. If such time for removal causes BANM to remain on the Property after termination of this Agreement, BANM shall pay rent at the then existing monthly rate or on the existing monthly pro-rata basis if based upon a longer payment term, until such time as the removal of the equipment, personal property and all fixtures, are completed.

     17. Should CROWN decide sell any Property, CROWN shall notify BANM and BANM shall have the right of first refusal to meet any bona fide offer of sale on the same terms and conditions of such offer. If BANM fails to meet such bona fide offer within forty five (45) days after notice thereof from CROWN, CROWN may sell the Property or portion thereof to such third person in accordance with the terms and conditions of his offer.

     18. Should CROWN, at any time during the term of any supplement, decide to sell all or any part of the Property to a purchaser other than BANM, such sale shall be under and subject to this Agreement and any such applicable supplement and BANM's rights hereunder, and any sale by CROWN of the portion of this Property underlying the right-of-way herein granted shall be under and subject to the right of BANM in and to such right-of-way.

     19. CROWN covenants that BANM, on paying the rent and performing the covenants shall peaceably and quietly have, hold and enjoy the leased Property.

     20. CROWN covenants that CROWN is seized of good and sufficient interest to the Property and has full authority to enter into and execute this Agreement. CROWN further covenants that there are no other liens, judgments or impediments affecting its interest in the Property. CROWN further covenants that there are no easements, rights-of-ways or restrictions which encroach upon the Property which is leased under this Agreement and which interfere with BANM's use of the Property as contemplated under this Agreement.

     21. It is agreed and understood that this Agreement and all supplements to it contain all the agreements, promises and understandings between CROWN and BANM and that no verbal or oral agreements, promises or understandings shall be binding upon either CROWN or BANM in any dispute, controversy or proceeding at law, and any addition, variation or modification to this Agreement shall be void and ineffective unless made in writing signed by the Parties.

     22. This Agreement and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the state of the location of the Property indicated in the supplement.

     23. This Agreement may be sold, assigned or transferred by BANM without any prior approval or consent of CROWN, only to BANM's principal, affiliates, subsidiaries of its principal or to any entity which acquires all or substantially all of BANM's assets in the markets covered by the following F.C.C. Licenses: Pittsburgh, Pennsylvania MSA; Pennsylvania 2 - McKean; Pennsylvania 6.2 - Butler; Pennsylvania 7 - Jefferson; Pennsylvania 9 - Greene; Pennsylvania 11.2 - Huntington; West Virginia 1 - Mason; West Virginia 2 - Wetzel; and any new Pittsburgh supersystem Property acquired by BANM after the date of this Agreement by reason of a merger, acquisition or other business reorganization. However, such sale, assignment, or transfer by BANM shall not alter or affect any prior pre-existing agreement between CROWN and the assignee or transferee. As to other Parties, this Agreement may not be sold, assigned or transferred without the written consent of CROWN which such consent will not be unreasonably withheld. Further, the Property may not be sublet by BANM for any purpose without the written consent of CROWN, which consent may also be withheld in CROWN's absolute discretion.

     24. All notices hereunder must be in writing and shall be deemed validly given if sent by certified mail, return receipt requested, addressed as follows (or any other address that the Party to be notified may have designated to the sender by like notice):

  As to CROWN:  Robert Crown
                Crown Communications
                Penn Center West III
                Building #3, Suite 229
                Pittsburgh, PA 15276

  As to BANM:   Bell Atlantic NYNEX Mobile
                180 Washington Valley Road
                Bedminster, New Jersey 07921
                Attention:  Staff Director - Real Estate

     25. This Agreement shall extend to and bind the heirs, personal representatives, successors and assigns of the Parties hereto. The Parties further agree that all of the provisions in this Agreement shall affect and bind any and all tenants or occupants of the Property who come upon the same through or by agreement with either Party. Each Party shall be fully responsible to ensure that any and all tenants or occupants of the Property who come upon the same through or by agreement with that Party comply with all of the terms and provisions of this Agreement and such Party shall be fully liable and responsible for any breaches of this Agreement by its tenants or occupants.

     26. The Parties acknowledge that CROWN's rights in the Property may be derived from a separate agreement with a third party hereinafter referred to as a "Prime Lease Agreement" in which CROWN herein is lessee, grantee or licensee therein. If this is the case, the parties to such Prime Lease Agreement and the date of such Prime Lease Agreement shall be designated in the particular supplement, and a copy of said Prime Lease shall be attached as Exhibit "B" to the Supplement, and the following provisions shall be applicable. In the event approval of the prime lessor, grantor or licensor is required in the Prime Lease Agreement, the effectiveness of any supplement concerning such property shall be specifically subject to the obtaining of such approval. Further, all the terms, conditions and covenants contained in this Agreement and any supplement shall be specifically subject to and subordinate to the terms and conditions of any Prime Lease Agreement affecting the Property which is the subject of the particular supplement. In the event any of the provisions of the Prime Lease Agreement supersede or contradict the terms of this Agreement, such terms of this Agreement shall be deemed deleted or superseded to the extent of the contradiction as applicable to the space utilized by BANM. Further, BANM agrees to be bound by and agrees to perform all the acts and responsibilities required of the lessee pursuant to the Prime Lease Agreement. Lastly, in the event the Prime Lease Agreement terminates for any reason or if any previously approved zoning or governmental permit affecting the use of the Property as a communications facility terminates or is withdrawn, the supplement relating to the Property covered by said Prime Lease Agreement, permit or approval shall be deemed to have terminated effective the date of the termination of the Prime Lease Agreement, permit or approval.

     27. For properties owned by CROWN, any mortgage affecting the Property shall recognize the validity of this Agreement and the supplement affecting the Property in the event of a foreclosure of CROWN's interest and also BANM's right to remain in occupancy of and have access to the Property as long as BANM is not in default of this Agreement and the applicable supplement. BANM shall execute whatever instruments may reasonably be required to evidence this subordination clause. In the event the owned Property covered by a particular supplement is encumbered by a mortgage, CROWN immediately after executing that supplement, will obtain and furnish to BANM, a Non-disturbance Agreement for each such mortgage in recordable form. On properties leased by CROWN from a prime landlord, CROWN shall make its best efforts to obtain from the prime landlord and furnish to BANM a non-disturbance for each such mortgage in recordable form.

     28. For properties owned by CROWN, CROWN agrees to execute a Memorandum of Lease with respect to each supplement executed between the Parties which BANM may record with the appropriate Recording Officer. The date set forth in each such Memorandum of Lease is for recording purposes only and bears no reference to commencement of either term or rent payments.

     29. This Agreement revokes and supersedes any other agreements between the Parties, whether or not in writing, that pertain to the subject matter described herein.

     30. The Parties agree that without the express written consent of the other Party, neither Party shall reveal, disclose or promulgate to any third party the specific financial terms contained in this Agreement or any exhibit or supplement to it, except to such third party's auditor, accountant or attorney or to a governmental agency if required by regulation, subpoena or government order to do so.

     IN WITNESS WHEREOF, the Parties hereto have set their hands and affixed their respective seals the day and year first above written.

                                        ROBERT A. CROWN,
                                        d/b/a CROWN COMMUNICATIONS

 /s/ Herbert R. Krugermann         BY:  /s/ Robert A. Crown
--------------------------              -----------------------------
WITNESS                                 Robert A. Crown

                                        CELLCO PARTNERSHIP
                                        by Bell Atlantic NYNEX Mobile, Inc.
                                        its managing general partner

 /s/ Toni Taylor-Hikes             BY:  /s/ Richard J. Lynch
--------------------------              -----------------------------
WITNESS                                 Richard J. Lynch
                                        Executive Vice President and
                                        Chief Technical Officer


                     BANM SIGNATURE CONTINUED ON NEXT PAGE

                                        Pittsburgh SMSA, L.P.
                                        by Cellco Partnership, its managing
                                        general partner,
                                        by Bell Atlantic NYNEX Mobile, Inc.,
                                        its managing general partner

 /s/ Toni Taylor-Hikes             BY:  /s/ Richard J. Lynch
--------------------------              -----------------------------
WITNESS                                 Richard J. Lynch
                                        Executive Vice President and
                                        Chief Technical Officer

                                        Pennsylvania RSA No. 6 (II), L.P.
                                        by Cellco Partnership, its managing
                                        general partner,
                                        by Bell Atlantic NYNEX Mobile, Inc.,
                                        its managing general partner

 /s/ Toni Taylor-Hikes             BY:  /s/ Richard J. Lynch
--------------------------              -----------------------------
WITNESS                                 Richard J. Lynch
                                        Executive Vice President and
                                        Chief Technical Officer

                           EXHIBIT "A" to the Master
                                    1 of 2

                         MASTER TOWER LEASE SUPPLEMENT

  This Master Tower Lease Supplement ("Lease Supplement") is made and entered into as of this __________ day of __________, 199__, by and between Robert A. Crown, d/b/a CROWN COMMUNICATIONS hereinafter designated as "CROWN" and ____________ d/b/a Bell Atlantic NYNEX MOBILE, hereinafter designated as "BANM", pursuant and subject to that certain Master Tower Lease Agreement (the "Master Agreement") by and between the Parties hereto, dated as of December ___________, 1995. All capitalized terms have the meanings ascribed to them in the Master Agreement.

   1. The Parcel shall consist of that certain parcel of property, located in the City of _____________, the County of __________________________, and the
State of _____________, more particularly described as a ___' by ______' parcel containing approximately ______________ square feet situated at _______________ __________________________ (add legal description), together with the non-exclusive right for ingress and egress, seven (7) days a week twenty-four (24) hours a day, on foot or motor vehicle, including trucks, and for the installation and maintenance of utility wires, poles, cables, conduits, and
pipes over, under, or along a (   ') foot wide right-of-way extending from the
nearest public right-of-way,                                          to the
demised premises, said premises and right-of-way for access being substantially as described herein in Exhibit "A" to the Supplement attached hereto and made a part hereof.

  2. BANM's Antenna(s) shall consist of _________ antennas, each described in terms of type, size, frequency, effective radiated power, and height on the Tower outlined as follows:

  Manufacturer and type-number:                   ________
                                                  ________
                                                  ________
  Number of antennas:                             ________
  Weight and dimension of antenna(s) (LxWxD):     ________
  Transmission line mfr. & type no.:              ________
  Diameter & length/transmission line:            ________
  Height of antenna(s) on tower:                  ________
  Direction of radiation:                         ________
  Equipment building/floor space dimensions:      ________

  3. The first (lst) annual rental payment due and payable by BANM to CROWN is $________ per year, payable in accordance with the Master Agreement. Any future rent adjustments shall be calculated in accordance with Exhibit "D" to the Master Agreement.

  4. The Commencement Date of this Supplement shall be as outlined in Paragraph 3 of the Master Agreement except if another commencement date applies, in which event it is specified as ____________, 19 .

  5. The Parties acknowledge that CROWN's rights in the property derive from a certain Lease Agreement dated ____________________ between CROWN herein and ____________________ hereinafter referred to as the 'Prime Lease' and attached hereto as Exhibit "B" to the Supplement. CROWN shall not terminate the Prime Lease prior to the expiration of its term or any subsequent extension terms without the express written consent of BANM. In the event CROWN receives any written notice of failure to pay or failure to perform any covenant, agreement or obligation under the Prime Lease, CROWN shall notify BANM of such notice as soon

                           EXHIBIT "A" to the Master
                                    2 of 2

                        MASTER TOWER LEASE SUPPLEMENT

As the notice is received by CROWN pursuant to the terms of the Prime Lease and BANM may take any such actions to cure any such failure if CROWN fails to cure the same within sixty (60) days. BANM shall be under no obligation to take such action but may do so solely at its own discretion. In the event BANM pays any amount or performs any obligations on behalf of CROWN pursuant to the terms of the Prime Lease. BANM may deduct such amounts paid or the reasonable value of the performance from the amount that would otherwise be due from BANM to CROWN pursuant to this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have set their hands and affixed their respective seals the day and year first above written.

                                   ROBERT A. CROWN, d/b/a
                                   CROWN COMMUNICATIONS

_________________________          BY:_______________________________
WITNESS                            Robert A. Crown

                                   __________________________________
                                   by Bell Atlantic NYNEX Mobile, Inc.
                                   its managing general partner

_________________________          BY:_______________________________
WITNESS                              Richard J. Lynch
                                     Executive Vice President and
                                     Chief Technical Officer

                         EXHIBIT "A" to the Supplement

                             Property Description

                           EXHIBIT "B" to Supplement

                             PRIME LEASE AGREEMENT

                           EXHIBIT "B" to the Master

                  CURRENT PROPERTIES LEASED BY CROWN TO BANM


                BUT A          Cranberry, PA
                BUT B          Kittanning, PA
                PIT ABB        Washington, Canton Township, PA
                PIT DDG        Crane Avenue, Pittsburgh, PA
                PIT EEY        Glassport, PA
                PIT FD         Oakdale, PA
                PIT FK         Coraopolis, PA (Airport)
                PIT HEH        Monroeville, PA
                PIT WWXX-2     Greensburg, PA
                PIT DI94C      Carnegie, PA
                PIT F94C       Clinton, PA

                           EXHIBIT "C" to the Master

Revision: 4/6/95

                                SITE STANDARDS
                                --------------

1.   GENERAL
     -------
A.   PURPOSE
     -------
     The purpose of these Site Standards is to create a quality site installation. These standards are to be in effect for each site at which BANM has equipment in, on or at the site and at which BANM has a right to occupy pursuant to the lease to which this document is an attachment.

B.   STATE AND NATIONAL STANDARDS
     ----------------------------
     1. All installations must conform with all state and national regulations and the following state and national codes or any supplements, amendments or provisions which supersede them:
     a.   American National Standards Institute:
          ANSI/EAI-222E Structural Standards for Steel Antenna Towers and Antenna Supporting Structures
     b.   Federal Aviation Administration Regulations:
          Vol. XI, Part 77 Objects Affecting Navigable Airspace
          Advisory Circular Obstruction Marking and Lighting
          AC 70/7460
          Advisory Circular High Intensity Obstruction Lighting Systems
          AC 150/5345-43, FAA/DOD Specifications L-856
     C.   Federal Communications Commission Rules and Regulations:
          Code of Federal Construction, Marking and Lighting of Antenna Regulations Title 47 Structures
          Chapter 1, Part 17
     d.   National Electrical Code
     e.   Building Officials and Code Administrators International, Inc.
          Basic National Building Code
          Basic National Mechanical Code
          State Building Code
     f.   National Fire Protection Association
               Code 101 - Life Safety
               Code 90A - Air Conditioning and Ventilating Systems
               Code 110 - Emergency and Standby Power Systems
     g.   State Fire Safety Code
     h.   Occupational Safety and Health Administration
               Safety and Health Standards (29 CFR 1910) General Industry Subpart R Special Industries
               1910.268Telecommunications
               1926.510Subpart M Fall Prevention
     i. Motorola Grounding Guideline for Cellular Radio Installations, Document No. 68P81150E62, 7/23/92 OR AT&T AUTOPLEX Cellular Telecommunications Systems, Lightning Protection and Grounding, Customer Information Bulletin 148B, August 1990, or latest revision.

C.   GENERAL/APPROVAL
     ----------------
     1. All users shall furnish the following to CROWN prior to installation of any equipment:
          a. Completed Application. (BANM must make new Application to CROWN for change in Antenna position or type.)
          b.   Fully executed supplement
          c.   Copies of FCC licenses and construction/building permits.
          d. Final site plan outlining property boundaries, improvements, easements and access.
          e. Accurate block diagrams showing operating frequencies, all system components (active or passive) with gains and losses in dB, along with power levels.

     2. The following will not be permitted at the facility without the prior written consent of CROWN.
          a. Any equipment without FCC type acceptance or equipment which does not conform to FCC rules and regulations.

               b.   Add-on power amplifiers.
               c.   "Hybrid" equipment with different manufacturers' RF strips.
               d.   Open rack mounted receivers and transmitters.
               e. Equipment with crystal oscillator modules which have not been temperature compensated.
               f.   Digital/analog hybriding in exciters, unless type-accepted.
               g. Non-continuous duty rated transmitters used in continuous duty applications.
               h. Transmitter outputs without a harmonic filter and antenna matching circuitry.
               i.   Change in operating frequency(ies).
               j.   Ferrite devices looking directly at an antenna.
               k.   Nickel plated connectors.
               1.   Cascaded receiver multicouplers/preamps.

3.        All emergencies are to be reported immediately to 412-788-0906.

D.        LIABILITY
          ---------
          It shall be the responsibility of the BANM to comply with all of the site standards set forth herein. The BANM specifically agrees to indemnify and hold harmless the CROWN against any claim of liability, loss, damage or costs including reasonable attorney's fees, arising out of or resulting from the BANM's non-compliance with the standards set forth herein.

E.        INSPECTION
          ----------
          CROWN reserves the right to inspect BANM's area without prior notice at any time during the term of the Lease Agreement in order to ensure compliance with the standards set forth herein. Any such inspection shall be solely for the benefit and use of the CROWN and does not constitute any approval of or acquiescence to the conditions that might be revealed during the course of the inspection.

          CROWN reserves the right to inspect CROWN's area without prior notice.

F.        DISCLAIMER OF RESPONSIBILITY
          ----------------------------
          It is the intention of the CROWN and BANM that the standards set forth herein are part of the Agreement between them. It is specifically agreed that they are not intended to be relied upon or to benefit any third party. Further, the CROWN shall have no liability or responsibility to any third party as a result of the establishment of the standards set forth herein, any inspection by the CROWN of the BANM's area in order to determine compliance with the standards, the sufficiency or lack of sufficiency of the standards, or the BANM's compliance or non-compliance with the standards and the BANM agrees to indemnify and hold harmless the CROWN against any claim by a third party resulting from such theories.

II.       RADIO FREQUENCY INTERFERENCE PROTECTIVE DEVICES
          -----------------------------------------------
          A. If due to BANM's use or proposed use, there exists any change to the RF environment it will be at CROWN's sole discretion to require any or all of the following:
               1. IM protection panels can be installed in lieu of separate cavity and isolator configurations. CROWN approval required.
               2.   30-76 MHz
                    - Isolators required
                    - TX output cavity - minimum of 20 dB rejection @ plus or minus 5 MHz
               3.   130-174 MHz
                    - Isolators - minimum of 30 dB with bandpass cavity
               4.   406-512 MHz
                    - Isolators - minimum of 60 dB with bandpass cavity
               5.   806-866 MHz
                    - Isolators - minimum of 60 dB with bandpass cavity
               6.   866 MHz and above - as determined by CROWN.

          B. Additional protective devices may be required based upon CROWN's evaluation of the following information:
               1.   Theoretical Transmitter (TX) mixes.
               2.   Antenna location and type
               3.   Combiner/multicoupler configurations
               4.   Transmitter specifications

                5.   Receiver specifications
                6.   Historical problems
                7.   Transmitter to transmitter isolation
                8.   Transmitter to antenna isolation
                9.   Transmitter to receiver isolation
               10. Calculated and measured level of Intermodulative (IM) products
               11.   Transmitter output power
               12.   Transmitter Effective Radiated Power (ERP)
               13.   Spectrum analyzer measurements
               14.   Voltage Standing Wave Radio (VSWR) measurements
               15.   Existing cavity selectivity

          C. BANM will be required to immediately correct excessive cabinet leakage which causes interference to other tenants.

III.      ANTENNAS AND ANTENNA MOUNTS
          ---------------------------
          A. All mounting hardware to be utilized by BANM to be as specified by tower manufacturer and approved by CROWN.
          B. Connections to be taped with stretch vinyl tape (Scotch #33-T or equivalent) and Scotchkoted or equivalent (including booted pigtails).
          C.   Must meet manufacturer's VSWR specifications.
          D.   Any corroded elements must be repaired or replaced.
          E. Must be DC grounded type, or have the appropriate lightning protection as determined by CROWN.
          F.   No welding or drilling on mounts will be permitted.
          G. All antennas must be encased in fiberglass radomes and be painted or impregnated with a color designated by CROWN as the standard antenna color for aesthetic uniformity.

IV.       CABLE
          -----
          A.   All antenna lines to be approved by CROWN.
          B. All transmission line(s) will be installed and maintained to avoid kinking and/or cracking.
          C. Tagged with weatherproof labels showing manufacturer, model, and owner's name at both ends of cable run.
          D.   Any cable fasteners exposed to weather must be stainless steel.
          E. All interconnecting cables/jumpers must have shielded outer conductor and approved by CROWN.
          F. Internally, all cable must be run in troughs or on cable trays and on cable or waveguide bridges at intervals of no less than 3'. Externally, all cable must be attached with stainless steel hangers and non-corrosive hardware.
          G. All unused lines must be tagged at both ends showing termination points with the appropriate impedance termination at each end.
          H.   All AC line cords must be 3 conductor with grounding plugs.
          I. All antenna transmission lines shall be grounded at both the antenna and equipment ends at the equipment ends and at building entry point, with the appropriate grounding kits.
          J. All cables running to and from the exterior of the cabinet must be 100% ground shielded. Preferred cables are: Heliax, Superflex or, braided grounds with foil wrap.

V.        CONNECTORS
          ----------
          A. Must be Teflon filled, UHF or N type, including chassis/bulkhead connectors.
          B. Must be properly fabricated (soldered if applicable) if field installed.
          C. Must be taped and Scotchkoted or equivalent at least 4" onto jacket if exposed to weather.
          D. Male pins must be of proper length according to manufacturer's specifications.
          E.   Female contacts may not be spread.
          F.   Connectors must be pliers tight as opposed to hand tight.
          G.   Must be silver plated or brass.
          H. Must be electrically and mechanically equivalent to Original Equipment Manufacturers (OEM) connectors.

VI.       RECEIVERS
          ---------
          A.   No RF preamps permitted in front end unless authorized by CROWN.
          B.   All RF shielding must be in place.
          C.   VHF frequencies and higher must use helical resonator front ends.

          D. Must meet manufacturer's specifications, particularly with regard to bandwidth, discriminator, swing and symmetry, and spurious responses.
          E. Crystal filters/pre-selectors/cavities must be installed in RX legs where appropriate.
          F.   All repeater tone squelch circuitry must use "AND" logic.

VII.      TRANSMITTERS
          ------------
          A.   Must meet original manufacturer's specifications.
          B.   All RF shielding must be in place.
          C.   Must have a visual indicator of transmitter operation.
          D. Must be tagged with BANM's name, equipment model number, serial number, and operating frequency(ies).
          E. All low-level, pre-driver and driver stages in exciter must be shielded.
          F.   All power amplifiers must be shielded.
          G.   Output power may not exceed that specified on BANM's FCC License.

VIII.     COMBINERS/MULTICOUPLERS
          -----------------------
          A.   Shall at all times meet manufacturer's specifications.
          B.   Must be tuned using manufacturer approval procedures.
          C. Must provide a minimum of 60 dB transmitter to transmitter isolation.

IX.       CABINETS
          --------
          A. All cabinets must be bonded together and to the equipment building ground system.
          B.   All doors must be secured.
          C. All non-original holes larger than 1" must be covered with copper screen or solid metal plates.
          D. Current license for all operating frequencies should be mounted on the cabinet exterior for display at all times.

X.        INSTALLATION PROCEDURES
          -----------------------
          A. Any tower work must be scheduled with CROWN using only CROWN approved contractors at least 48 hours in advance of site work. BANM will be responsible for any and all fees associated with said work.
          B. Installation may take place only after CROWN has been notified of the date and time in writing, and only during normal working hours unless otherwise authorized beforehand.
          C. Equipment may not be operated until final inspection of installation by CROWN, which shall not be unreasonably withheld.
          D. Any testing periods are to be approved in advance by CROWN and within the parameters as defined by CROWN.

XI.       MAINTENANCE/TUNING PROCEDURES
          -----------------------------
          A.   All external indicator lamps/LED's must be working.
          B.   Equipment parameters must meet manufacturer's specifications.
          C. All cover, shield, and rack fasteners must be in place and securely tightened.
          D. Local speakers and/or orderwire systems must be turned off except during service, testing or other maintenance operations.

XII.      INTERFERENCE DIAGNOSTIC PROCEDURES
          ----------------------------------
          The BANM must cooperate immediately with CROWN when called upon to investigate a source of interference, whether or not it can be conclusively proven that BANM's equipment is involved.

XIII.     TOWER
          -----
          This section deals with items which are to be mounted on, attached to or affixed to the Tower.

A.        ICE SHIELDS
          -----------
          At CROWN's sole discretion, protective ice shields may be required and manufacturer of ice shield will be determined by CROWN.

B.        CLIMBING BOLTS AND LADDERS
          --------------------------
          All attachments made to the Tower shall be made in such a manner as not to cause any safety hazard to other users or cause any restriction of movement on, or to any climbing ladders, leg step bolts or safety cables provided.

C.        BRIDGE
          ------

          1. Installation of a cable bridge shall be at CROWN's sole discretion and with CROWN's approval.
          2. If required, and in accordance with the manufacturers recommendations for the spacing of supports on horizontal runs for the particular type of cable or waveguide, the cable or waveguide shall be secured to the brackets on the bridge using clamps and hardware specifically manufactured for that purpose.
          3. No cable or waveguide run shall be clamped, tied or in any way affixed to a run belonging to CROWN or any another licensee/lessee.

D.        CABLE LADDER AND WAVEGUIDE
          --------------------------
          1. BANM shall install a ladder for the vertical routing of cable and waveguide. From the horizontal to vertical transition at the point where the bridge meets the tower to the point at which the cable or waveguide must leave the bridge to route to the antenna, all cable and waveguide is to be attached to the ladder in accordance with the recommendations of the manufacturer of the cable or waveguide.
          2. No cable or waveguide run shall be clamped, tied or any way affixed to a run belonging to CROWN or any another licensee/lessee.

E.        DISTRIBUTION RUNS
          -----------------
          1. Cable or waveguide runs from the cable ladder to the point at which they connect to the antenna shall be routed along tower members in a manner producing a neat and professional site appearance.
          2. Cable and/or waveguide runs shall be specifically routed so as not to impede the safe use of the tower leg or climbing bolts, or to restrict the access of CROWN or any another licensee/lessee.
          3. Distribution runs shall be clamped to the tower in accordance with the recommendations of the manufacturer of the cable or waveguide.
          4. No cable or waveguide run shall be clamped, tied or in any way affixed to a run belonging to CROWN or any another licensee/lessee.

F.        LENGTHS
          -------
          1. Cable and/or waveguide runs shall not be longer than necessary to provide a proper connection and normal maintenance and operation.
          2. No coiled lengths shall be permitted on the tower, bridge or on the ground.

G.        ENTRY
          -----
          1. Entry of the cable or waveguide to the interior of the shelter shall be via ports provided in the shelter wall.
          2. Cable and/or waveguide entering a port shall be provided with a boot to seal the port; the boot shall be a Microflect or equivalent commercial product made specifically for the type of cable or waveguide and for diameter of the entry port, and approved by CROWN before installation. It shall be installed in accordance with the instructions of the manufacturer and the port shall be sealed against the intrusion of moisture.

XIV.      EQUIPMENT LOCATED WITHIN CROWN'S EQUIPMENT BUILDING
          ---------------------------------------------------
A.        EQUIPMENT INSTALLATION REQUIREMENTS
          1. Any mounting to walls either outside or inside CROWN's building must be pre-approved by CROWN.
          2. All racks and equipment are to be plumb and true with the walls and floor of the shelter and reflect an installation consistent with the electrical and operational requirements of the equipment and appearance standards of a professional installation.
          3. Racks are to be bolted to the floor and aligned on the center line as in the site drawing provided to the CROWN.
          4.   Racks are not to be attached to the cable trays.

B.        TRANSMISSION LINES AND/OR WAVEGUIDE ROUTING
          -------------------------------------------
          1. Cable trays and/or troughs are required within the shelter for the routing of cable and waveguide to the equipment racks and termination points.
          2. All cable and waveguide shall be placed and secured to the cable tray.

C.        LENGTHS
          -------
          1.   Cable and/or waveguide runs in the equipment shelter shall not be longer than necessary in order to provide a proper connection.
          2.   While adequate slack for purposes of maintenance and operation is permitted, no coiled lengths on the tray or elsewhere in the shelter are permitted for normal maintenance and operation.

xv.       GROUNDING
          ---------
          1. The BANM must adhere to either the Motorola or AT&T grounding specification outlined above based on CROWN's equipment at facility.
          2.   All exterior grounding shall be C.A.D. welding.
          3.   All antennas shall be bonded to the tower.
          4. Cable and waveguide shall be grounded as a minimum at three specific points, and for vertical runs in excess of 200 feet at intermediate points.
          5. All cable and waveguide shall be grounded to the tower at the point where the run effectively breaks from the tower for its connection to the antenna, using clamps and hardware specifically manufactured for that purpose.
          6. On the vertical portion of the cable or waveguide run, just above where it starts to make its transition from a vertical tower to a horizontal bridge run, all cable and waveguide shall be grounded to the tower using clamps and hardware specifically manufactured for that purpose.
          7. On the exterior of each shelter, at a point near the entry ports, a grounding plate must be provided for terminating ground leads brought from the cable and waveguide. Each cable and waveguide run shall be grounded at this point using clamps and hardware specifically manufactured for that purpose.
          8. On cable and waveguide installations where the vertical tower length exceeds 200 feet, the run shall be grounded at equally spaced intermediate points along the length of the run so as not to have a distance between grounding points longer than 100 feet.
          9. Cable and waveguide grounding leads shall connect to a separate point for each run to the common ground point.
          10. Grounding straps shall be kept to a minimum length and as near as possible to vertical down lead and shall be consistent with the restraints of protective dress and access.
          11. Grounding plates must be provided for single point access to the site grounding system. Each rack shall have a properly sized, insulated ground lead from the rack safety and signal grounds to one of the grounding points on the ground plate.
          12. The insulated ground lead shall follow the route of and be placed in the cable tray.
          13.  Each rack shall be separately grounded.
          14. All modifications to grounding system must meet CROWN 's impedance specification.

XVI.      ELECTRICAL
          ----------
          1.   Power requirements must be approved, in advance by CROWN.
          2. Polarized electrical outlets should be installed for all transmitters when possible.
          3.   Surge protection is required for all base stations.

XVII.     ELECTRICAL DISTRIBUTION
          -----------------------
          1. All electrical wiring from the distribution breaker panel shall be via rigid metal conduit, thin wall, routed along the under side of the cable tray to a point directly above the equipment rack. From this point, BANM may select how to distribute to its equipment or rack.

XVIII.    TEMPORARY LOADS
          ---------------
          1. Test equipment, soldering irons or other equipment serving a test or repair function may be used only if the total load connected to any single dual receptacle does not exceed 15 amps.
          2. Test equipment to be in place for more than seven (7) days will require prior approval of the CROWN.

XIX.      HEATING, VENTILATING, AND AIR CONDITIONING
          ------------------------------------------
          1. Any additional equipment or equipment upgrade having a greater heat dissipation requirement than the existing system will be the responsibility of the BANM and if different than specified in the Application cannot be installed without the prior approval of the CROWN.

XX.       DOORS
          -----
          1. Equipment building doors shall be kept closed at all times unless when actually moving equipment in or out.

XXI.      SITE APPEARANCE
          ---------------
          1. Services to maintain the appearance and integrity of the site will be provided by the CROWN and will include scheduled cleaning of the shelter interiors.
          2. Each licensee/lessee is expected and required to remove from the site all trash, dirt and other materials brought into the shelter, or onto the site during their installation and maintenance efforts.
          3.   No food or drink is allowed within the equipment shelter.

          4.   No smoking is allowed on the Tower site.

XXII.     STORAGE
          -------
          No parts or material may be stored on site by BANM.

XXIII.    DAMAGE
          ------
          BANM shall report to CROWN any damage to any item of the facility, structure, component or equipment, whether or not caused by BANM.

XXIV.     REPORTING ON SITE
          -----------------
          1. Personnel on site shall be required to communicate with the Network Operating Center by calling 412-788-0906 and report their arrival on site, identity, purpose, expected and actual departure times.
          2. Emergency 24 hour contact number(s) must be displayed on outside of equipment cabinet/building.

                          MASTER LEASE PRICING MATRIX


A.        Antennas
          --------
          [*] (Tower mounted with one (1) associated coaxial cable per antenna).

          [*] (To be mounted 50' or lower on tower or along ice bridge.)

          Plastic satellite receive dish (4' diameter or less).
          Mounted @ 50'or lower: [*]
          Mounted @ 50'or above: Rate schedule below applies. May be permanently mounted on BANM's equipment shelter roof at no charge.

B.        Microwave/Satellite Dish/1/
          ------------------------

Size                  Monthly Rental    Annual Rental
----                  --------------    -------------
2' (incl. .75 meter)    [*]                [*]
4'                      [*]                [*]
6'                      [*]                [*]
8'                      [*]                [*]
10'                     [*]                [*]
Ground Mounted          [*]                [*]

C.        Buildings/Equipment Shelters
          ----------------------------

Size                  Monthly Rental    Annual Rental
----                  --------------    -------------
Up to 360 sq. ft.      [*]                 [*]
361 to 420 sq. ft.     [*]                 [*]
421 to 560 sq. ft.     [*]                 [*]


CROWN must approve placement on site plan before installation by BANM.

D.        Internal Building,/Shelter Space
          --------------------------------
[*] CROWN has the sole right to determine if space is available.

E.        Utilities
          ---------
In all cases except temporary installations in generator rooms, electrical service is the responsibility of BANM. When temporary installation is permitted inside the generator room, BANM shall pay the CROWN [*] for electrical service in addition to the monthly rental as outlined earlier.

F.        Emergency Generators
          --------------------
All emergency generators must be fully contained inside BANM's equipment building. Permanent outside installations are not permitted. With written approval from CROWN, BANM may connect to CROWN's generator on those limited sites where BANM is required to provide an alternate power source. All installation cost are the responsibility of BANM. Approval is contingent upon CROWN having excess capacity on its generator.

A monthly fee of [*] applies.


          ____________________

               /1/ All dishes heights will be at the minimum height requirement per Comsearch frequency coordination to insure quality service and reliability and reduce tower loading.

          All microwave dishes larger than 2' must contain a radome cover.

          All grid dishes must contain operational de-icers.

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

                         MASTER TOWER LEASE SUPPLEMENT

This Master Tower Lease Supplement ("Lease Supplement") is made and entered into as of this 17 day of December 1997 by and between Crown Communication Inc.
d/b/a CROWN COMMUNICATIONS hereinafter designated as "CROWN" and Pittsburgh SMSA, L.P. d/b/a Bell Atlantic Mobile, hereinafter designated as "BAM", pursuant and subject to that certain Master Tower Lease Agreement (the "Master Agreement") by and between the Parties hereto, dated as of December 29, 1995. All capitalized terms have the meanings ascribed to them in the Master Agreement.

     1. The Parcel shall consist of that certain parcel of property, located in the Township of West Deer, the County of Allegheny, and the State of Pennsylvania, more particularly described as a 12' by 30' parcel containing approximately Three Hundred Sixty (360) square feet situated at 3700 Sandy Hill Rd., together with the non-exclusive right for ingress and egress, seven (7) days a week twenty-four (24) hours a day, on foot or motor vehicle, including trucks, and for the installation and maintenance of utility wires, poles, cables, conduits, and pipes over, under, or along a Twenty (20') foot wide right-of-way extending from the nearest public right-of-way, Sandy Hill Road to the demised premises, said premises and right-of-way for access being substantially as described herein in Exhibit "A" to the Supplement attached hereto and made a part hereof.

     2. BAM's Antenna(s) shall consist of nine (9) antennas, each described in terms of type size, frequency, effective radiated power, and height on the Tower outlined as follows:


     Manufacturer and type-number:                DAPA 2980.015

     Number of antennas:                          [*]

     Weight and dimension of antenna(s) (LxWxD):  68" X 13" X 8"
     Transmission line mfr. & type no.:           Andrews Heliax LDF6-50
     Diameter & length/transmission line:         1 1/4" X 185'
     Height of antenna(s) on tower:               150/1/
     Direction of radiation:                      93 , 213, & 333 degrees
                                                  off true North
     Equipment building/floor space dimensions:   [*]


     3. The first (1st) annual rental payment due and payable by BAM to CROWN is $ 21,900 per year,payable in accordance with the Master Agreement.
              -------
          Any future rent adjustments shall be calculated in accordance with Exhibit "D" to the Master Agreement.


     4. The Commencement Date of this Supplement shall be as outlined in Paragraph 3 of the Master Agreement except if another Commencement date applies, in which event it is specified as March 1, 1998.

     5. The Party's acknowledge that CROWN's rights in the property derive from a certain Perpetual Easement and Rights of Way Agreement dated January 8, 1997 between CROWN herein and Jeffery D. Salvatora, hereinafter referred to as the 'Prime Lease' and attached hereto as Exhibit "B" to the Supplement. CROWN shall not terminate the Prime Lease prior to the expiration of its term or anv subsequent extension terms without the express written consent of BAM. In the event CROWN receives any written notice of failure to pav or failure to perform anv covenant, agreement or obligation under the Prime Lease, CROWN shall notify BAM of such notice as soon as the notice is received by CROWN pursuant to the terms of the Prime Lease and BAM may take any such actions to cure any such failure if CROWN fails to sure the same within sixty (60) days. BAM shall be under no obligation to take such

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

                           EXHIBIT "B" to Supplement

                            PRIME LEASE AGREEMENT

                             CROWN COMMUNICATIONS
                        Penn Center West III, Suite 229
                             Pittsburgh, PA  15276


                                October 28, 1997


Richard J. Lynch
Executive Vice President
Bell Atlantic NYNEX Mobile
180 Washington Valley Road
Bedminster, New Jersey  07921

Dear Mr. Lynch:

          Reference is hereby made to (a) the Master Tower Lease Agreement dated December 29, 1995 between Robert A. Crown d/b/a Crown Communications ("Crown") and Cellco Partnership, d/b/a Bell Atlantic NYNEX Mobile, Pittsburgh SMSA L.P. and PA RSA 6(II) and now d/b/a Bell Atlantic Mobile (collectively referred to hereinafter as "BAM"), whereby, among other things, BAM leases certain premises from Crown (the "Crown Master Lease") ; and (b) the Master Tower Lease Agreement dated December 29, 1995, between BAM and Crown whereby, among other things, Crown leases certain premises from BAM (the "BAM Master Lease").

          This Letter Agreement reflects our agreement to modify and amend the Crown Master Lease and BAM Master Lease in the following respects:

          1. Section 17 of the Crown Master Lease is hereby deleted in its entirety.

          2. Section 17 of the BAM Master Lease is hereby amended so as to delete in their entirety the third and fourth sentences thereof.

          3. The foregoing modifications and amendments to the Crown Master Lease and the BAM Master Lease shall each be effective as of October 28, 1997.

          Except as otherwise expressly provided herein, the Crown Master Lease and the BAM Master Lease each remains in full force and effect and is hereby confirmed in all respects.

          BAM hereby consents to the assignment by Crown of the Crown Master Lease and the BAM Master Lease to Crown Communication Inc., a wholly owned subsidiary of Castle Tower Holding Corp. ("CCI"), and the assumption by CCI of all of the obligations of Crown under the Crown Master Lease and the BAM Master Lease.

          Please indicate your agreement to the foregoing by executing a counterpart of this

Richard J. Lynch
Bell Atlantic NYNEX Mobile
October 28, 1997
Page 2


Letter Agreement and returning it to the undersigned as soon as possible. This Letter Agreement may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

                                  Very truly yours,

                                  ROBERT A. CROWN
                                  d/b/a CROWN COMMUNICATIONS


                                  By: ______________________________
                                  Robert A. Crown



                                  CELLCO PARTNERSHIP

                                  by Bell Atlantic NYNEX Mobile, Inc.,
                                  its managing general partner


                                  By: ______________________________
                                  Title:  __________________________


                                  Pittsburgh SMSA, L.P.

                                  by Cellco Partnership, its managing general partner, by Bell Atlantic NYNEX Mobile, Inc., its managing general partner


                                  By: ______________________________
                                  Title:  __________________________

Richard J. Lynch
Bell Atlantic NYNEX Mobile
October 28, 1997
Page 3


                                  Pennsylvania RSA-No. 6(II), L.P.

                                  by Cellco Partnership, its managing general partner, by Bell Atlantic NYNEX Mobile, Inc., its managing general partner


                                  By: ______________________________
                                  Title:  __________________________



          Castle Tower Holding Corp. hereby consents to the execution of this Letter Agreement by Crown and to the assumption by CCI of all of the obligations of Crown under the Crown Master Lease and BAM Master Lease.

                                  CASTLE TOWER HOLDING CORP.


                                  By: ______________________________
                                        David L. Ivy
                                        President